Exhibit 32.2

Statement of Chief Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

1.

This Amendment No. 2 to the Annual Report on Form 10-K to the Company’s Form 10-K Annual Report for the fiscal year ended October 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 16, 2014

/s/ Henry P. Herms

Henry P. Herms

Vice President - Finance and Chief Financial Officer